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Exhibit 99.1

CENTRAL PACIFIC FINANCIAL CORP.
VOTE YOUR SHARES VIA THE INTERNET OR BY TELEPHONE

Dear Shareholder:

Your vote is important and Central Pacific Financial Corp. encourages you to submit your proxy electronically via the Internet or by telephone, both of which are available 24 hours a day, 7 days a week.

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  To submit your proxy electronically via the Internet, go to the Website: http://    •    and follow the prompts. You must use the control number printed in the box on the reverse side of this card.

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  To submit your proxy by telephone, use a touch-tone telephone and call    •    . You must use the control number printed in the box on the reverse side of this card.

Also, if you have any questions or need assistance in voting, please call D. F. King & Co., Inc., toll-free 1-800-488-8075. Stockholders calling from outside the U.S. and Canada can call collect at 1-212-269-5550.

Your vote is important. Thank you for voting.

Proxy Card must be signed and dated on the reverse side.
\*/ Please fold and detach card at perforation before mailing. \*/

CENTRAL PACIFIC FINANCIAL CORP.

Proxy for the Special Meeting of Shareholders
To Be Held on                , 2004
This proxy is solicited by the Board of Directors

        The undersigned shareholders of Central Pacific Financial Corp. (the "Company") hereby nominate, constitute and appoint Messrs. Clint Arnoldus, Neal K. Kanda and Glenn K.C. Ching, or any one of them, each with full power of substitution, as the lawful attorneys, agents and proxies of the undersigned, for the Special Meeting of Shareholders of Central Pacific Financial Corp. (the "Special Meeting") to be held in                        , Honolulu, Hawaii, on                        ,                , 2004 at 6:00 p.m., Hawaii time, and at any and all adjournments thereof, to represent the undersigned and to cast all votes to which the undersigned would be entitled to cast if personally present, as follows:

        This proxy will be voted "FOR" approval of the Merger Agreement between the Company and CB Bancshares, Inc., "FOR" approval of the amendment to the Company's Restated Articles of Incorporation, "FOR" approval of the Central Pacific Financial Corp. 2004 Stock Compensation Plan and "FOR" approval of the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan, unless "AGAINST" or "ABSTAIN" are indicated. PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

IMPORTANT: Continued and to be signed on the reverse side.

VOTE BY TELEPHONE
Have your proxy card available and call Toll-Free at • using a touch-tone telephone. You will be prompted to enter your control number, which is listed below and acts as your electronic signature. Follow the simple telephone prompts presented to record your vote.

VOTE BY INTERNET
Special Meeting of Shareholders CENTRAL PACIFIC FINANCIAL CORP. , 2004		Have your proxy card available when you access the website • . You will be prompted to enter your control number, which is listed below and acts as your electronic signature. Follow the simple screen prompts presented to record your vote.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE		VOTE BY MAIL
"FOR" PROPOSALS 1, 2, 3 and 4.		Please sign and date your proxy card and return it in the postage-paid envelope provided or return it to: •
VOTE BY TELEPHONE Call Toll-Free using a touch-tone telephone: •	VOTE BY INTERNET Access the Website and cast your vote: •	VOTE BY MAIL Sign, date and return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week
Your telephone or Internet vote must be received by 11:59 p.m.    •    Time
on    •    , to be counted in the final tabulation.

Your Control Number is:

Proxy Card must be signed and dated below.
\*/ Please fold and detach card at perforation before mailing. \*/

☒	Please mark your votes as indicated in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
1.	Proposal to approve the Merger Agreement, dated April 22, 2004, by and between Central Pacific Financial Corp. and CB Bancshares, Inc. providing for the merger of CB Bancshares Inc. with and into Central Pacific Financial Corp.	☐	☐	☐	2.	Proposal to approve an amendment to the Company's Restated Articles of Incorporation, as amended, to increase the number of shares of common stock authorized for issuance to 100,000,000 shares	☐	☐	☐
					3.	Proposal to approve the Central Pacific Financial Corp. 2004 Stock Compensation Plan	☐	☐	☐
					4.	Proposal to approve the Central Pacific Financial Corp. 2004 Annual Executive Incentive Plan	☐	☐	☐

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the special meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.
The undersigned acknowledges receipt, from the Company prior to the execution of this proxy, of a notice of special meeting of shareholders and a joint proxy statement-prospectus dated , 2004.
PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

		Date:	, 2004
Signature	Signature (if held jointly)

NOTE: Please date this proxy and sign above as your name(s) appear(s) on this proxy. Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Partnership proxies should be signed by an authorized partner. Personal representatives, executors, administrators, trustees or guardians should give their full titles.

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  Exhibit 99.1